UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

First Financial Corporation
(Exact name of registrant as specified in its charter)

Texas	0-5559	74-1502313
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Washington Ave, Waco, Texas		76701
(Address of principal executive offices)		(Zip Code)

(254) 757-2424
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On February 21, 2006, First Preference Mortgage Corporation ("FPMC"), a wholly owned subsidiary of First Financial Corporation entered into a Stipulation of Settlement (the "Settlement Agreement") with Washington Mutual Bank, FA,  ("Washington Mutual"). The Settlement Agreement settles claims by Washington Mutual as to defects in 13 loans that had been sold by FPMC to Washington Mutual under a loan purchase agreement.  The aggregate amount of these loans, as of the date of execution of the Settlement Agreement, was $1,211,447.

Under the Settlement Agreement, FPMC agreed to pay Washington Mutual, with respect to 11 of the loans, the sum, without interest, of $780,355, consisting of (a) $80,355 paid upon the execution of the Settlement Agreement, (b) monthly installments escalating from $2,500 in February 2006 to $20,000 in September 2009 and c) an installment of $10,000 in October 2009 with a final installment of $2,500 in November 2009.   Also under the Agreement, FPMC agreed to repurchase two additional loans that are currently performing, in the event that these loans become non-performing. The maximum amount payable by FPMC with respect to these two loans is approximately $195,600, plus the cost of foreclosure proceedings or other costs and damages incurred by Washington Mutual in connection with these loans, if any.

Item 9.01     Financial Statements and Exhibits

(c)        Exhibits

10.1     Settlement Agreement between First Preference Mortgage Corporation and Washington Mutual, executed by FPMC February 21, 2006 and effective as of February 21, 2006.  (Pursuant to Item 601(b)(2) of Regulation S-B, the schedules to this agreement are omitted but will be provided to the Securities and Exchange Commission upon request.)

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        FIRST FINANCIAL CORPORATION

                                                                        By:       /s/ David W. Mann
                Chief Executive Officer

Date: February 24, 2006